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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in each of the Registration Statements pertaining to the 1994 Renters Choice, Inc. Long-Term Incentive Plan and the Amended and Restated 1994 Renters Choice, Inc. Long-Term Incentive Plan, (Forms S-8 No. 33-98800 and No. 333-53471, respectively) of our report dated April 24, 1998 (except Note 14, as to which the date is June 25, 1998), with respect to the consolidated financial statements of Thorn Americas, Inc. included in Renters Choice, Inc.'s Current Report (Form 8-K/A) dated August 25, 1998.




                                       ERNST & YOUNG LLP

August 24, 1998
Wichita, Kansas